Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453
	Telephone:	781-250-0111
FOR IMMEDIATE RELEASE	Telefax:	781-250-0115

CONTACT:

Walter C. Herlihy, Ph.D.	Laura L. Whitehouse
President and Chief Executive Officer	Vice President, Market Development
(781) 419-1900	(781) 419-1812

Repligen Elects Alfred L. Goldberg, Ph.D. to the Board of Directors

WALTHAM, MA – July 1, 2008 – Repligen Corporation (NASDAQ: RGEN) announced today that Dr. Alfred L. Goldberg, Ph.D. has been elected to its Board of Directors. Dr. Goldberg is currently a Professor of Cell Biology at Harvard Medical School. He is a renowned scientist noted in particular for elucidating the structure and function of the proteasome which established the mechanism by which most proteins are destroyed in cells. In addition, he has made major contributions to our understanding of the importance of protein degradation in cell regulation, muscle atrophy, immune surveillance, and protection against misfolded, toxic proteins. Dr. Goldberg’s research has led to the development of several drugs, including Millennium Pharmaceutical’s Velcade® for multiple myeloma.

“We are extremely pleased to welcome such an accomplished scientist to our Board of Directors,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “Fred’s expertise and relationships within the scientific community and industry will be an invaluable asset to the Company as we develop and expand our product pipeline.”

Dr. Goldberg has been associated with Harvard during his entire academic career. He earned his A.B. in 1963, studied at Cambridge University and Harvard Medical School, and earned his Ph.D. in 1968 from Harvard University. He was appointed an Assistant Professor at Harvard Medical School in 1969, immediately following one year as an Instructor. Dr. Goldberg has been a Professor at Harvard Medical School since 1977. Dr. Goldberg has served as a consultant to many biotechnology and pharmaceutical companies and on numerous Scientific Advisory Boards including the Michael J. Fox Foundation, The American Foundation for Aging Research, The Gladstone Institute of Neurological Disease at The University of California Medical School, and The Center for Neurodegenerative Disease at Brigham and Women’s Hospital to name a few. Dr. Goldberg has published nearly 400 scientific articles and is an inventor on numerous patents.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on the development of novel therapeutics for diseases that affect the central nervous system. In addition, we are the world’s leading supplier of recombinant Protein A, the sales of which partially fund the advancement of our development pipeline while supporting our financial stability. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.